EXHIBIT (23)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-63017, 333-46430, 333-55002, 333-70218 and
333-100885, and Post-Effective Amendment No. 1 to Registration Statement No. 2-76276) and in the Registration Statements on Form S-3 (Nos. 33-53795 and 333-100326, and Post-Effective Amendment No. 1 to Registration Statement Nos. 33-1304, 33-20384, and 333-68184) of Northwest Natural Gas Company of our report dated February 14, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

Portland, Oregon
March 24, 2003